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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Registration Statement on Form S-1 of Globalstar, Inc. of our report dated May 15, 2006, except for Note 19 as to which the date is October 25, 2006, on the consolidated financial statements of Globalstar, Inc. as of and for the year ended December 31, 2005, incorporated by reference in such Registration Statement from Amendment No. 5 to the Registration Statement No. 333-135809 on Form S-1 filed by Globalstar, Inc. on October 27, 2006. We also consent to the reference to us under the heading "Experts" incorporated by reference in this Registration Statement.

/s/ Crowe Chizek and Company LLP Crowe Chizek and Company LLP

Oak Brook, Illinois
October 31, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM